UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

MiNK Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40908	82-2142067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Fifth Avenue Suite 500
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 994-8250

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	INKT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2025, the Board of Directors (the “Board”) of MiNK Therapeutics, Inc., (“MiNK”) elected Dr. John Holcomb to become a Class II director of MiNK with an initial term that expires at MiNK’s annual meeting of stockholders in 2026.

In connection with his election to the Board, Dr. Holcomb was granted an option to purchase 4,174 shares of MiNK’s common stock pursuant to MiNK’s 2021 Equity Incentive Plan and MiNK’s non-employee director compensation program. The option has a per-share exercise price equal to the closing price of MiNK’s common stock on the Nasdaq Capital Market on the date of grant and a 10-year term, and it vests over three years in equal annual installments (provided Dr. Holcomb maintains a service relationship with MiNK through each such vesting date). As a non-employee director, Dr. Holcomb will also receive cash and possible additional equity compensation paid by MiNK pursuant to its non-employee director compensation program. There are no arrangements or understandings between Dr. Holcomb and any other person pursuant to which Dr. Holcomb was selected as a director, and there are no transactions between Dr. Holcomb and MiNK that would require disclosure under Item 404(a) of Regulation S-K.

On September 29, 2025, MiNK issued a press release announcing Dr. Holcomb’s appointment to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 29, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 29, 2025	By:	/s/ Jennifer S. Buell, Ph.D.
Jennifer S. Buell, Ph.D., CEO